Exhibit 99.1

Kala Pharmaceuticals Announces Financing from Athyrium Capital Management Totaling $110 Million

- Financing provides support for NDA filing of KPI-121 0.25%, INVELTYS launch, and topline results for the STRIDE-3 trial of KPI-121 0.25% -

- Initial $75 million tranche funded immediately and additional $35 million of funding available upon either INVELTYS revenue milestone or FDA approval of KPI-121 0.25% for dry eye disease -

WALTHAM, Mass.—(BUSINESS WIRE)—October 2, 2018— Kala Pharmaceuticals, Inc. (NASDAQ:KALA), a biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary mucus-penetrating particle (MPP) technology, today announced the closing of Kala’s $110 million credit facility with funds managed by Athyrium Capital Management, LP, a leading healthcare focused investment firm.

“We are pleased to be partnering with Athyrium and to have their support and confidence in INVELTYS for the treatment of inflammation and pain following ocular surgery and KPI-121 0.25% for dry eye disease,” said Mark Iwicki, Chairman, President and Chief Executive Officer of Kala Pharmaceuticals. “We expect this financing to support Kala’s efforts to achieve significant milestones, including the NDA filing for KPI-121 0.25% for dry eye disease by the end of 2018, the launch of INVELTYS in early 2019, and topline results for the STRIDE-3 trial of KPI-121 0.25% expected in Q4 2019.”

“We are excited about the commercial potential of both INVELTYS for post-surgical inflammation and pain, and KPI-121 0.25% for dry eye disease,” said Laurent D. Hermouet, Partner at Athyrium. “INVELTYS is the first approved BID ocular corticosteroid for the treatment of inflammation and pain following ocular surgery and has an efficacy, safety and dosing profile which should make it a desirable treatment option in this setting. We are also excited for the potential of KPI-121 0.25% for dry eye disease, and believe, if approved, it could become a standard of care for the treatment of dry eye flares.”

Further information with respect to the credit facility are set forth in the Form 8-K filed by the Company with the Securities and Exchange Commission on October 2, 2018.

Morgan Stanley & Co. LLC acted as sole structuring agent on the transaction.

About INVELTYS™

INVELTYS (loteprednol etabonate ophthalmic suspension) 1% is a twice-a-day corticosteroid for the treatment of inflammation and pain following ocular surgery. INVELTYS utilizes Kala’s proprietary Mucus-Penetrating Particle (MPP) technology to enhance penetration into target tissues of the eye. In preclinical studies, MPP technology increased delivery of loteprednol etabonate (LE) into ocular tissues compared to current LE products. INVELTYS was approved by the FDA on August 22, 2018. Kala believes INVELTYS has a favorable profile for the treatment of inflammation and pain following ocular surgery, due to its twice-a-day dosing regimen. A link to the full product label can be found at: www.inveltys.com

About KPI-121 0.25%

Kala is developing KPI-121 0.25% for the temporary relief of the signs and symptoms of dry eye disease utilizing a two-week course of therapy administered four times a day. Dry eye disease is a chronic, episodic, multifactorial disease affecting the tears and ocular surface and can involve tear film instability, inflammation, discomfort, visual disturbance and ocular surface damage. KPI-121 0.25% utilizes Kala’s MPP technology to enhance penetration of LE into target tissue of the eye. Kala has completed one Phase 2 and two Phase 3 clinical trials of KPI-121 0.25%. Kala has initiated a third Phase 3 trial, STRIDE 3, for which topline results are expected in the fourth quarter of 2019. Kala believes that, if approved, KPI-121 0.25%’s broad mechanism of anti-inflammatory activity, rapid onset of relief of both dry eye signs and symptoms, favorable tolerability and safety profile and the potential to complement existing therapies, could result in a favorable profile for the management of dry eye flares and other dry eye associated conditions where short-term treatment is beneficial.

About Kala Pharmaceuticals

Kala is a biopharmaceutical company focused on the development and commercialization of therapeutics using its proprietary Mucus Penetrating Particle (MPP) technology, with an initial focus on the treatment of eye diseases. Kala has applied the MPP technology to a corticosteroid, LE, designed for ocular applications, resulting in the recent approval of INVELTYS for the treatment of inflammation and pain following ocular surgery. Kala plans to submit a New Drug Application for KPI-121 0.25%, for the temporary relief of the signs and symptoms of dry eye disease in the second half of 2018.

About Athyrium Capital Management

Athyrium is a specialized asset management company formed in 2008 to focus on investment opportunities in the global healthcare sector. Athyrium advises funds with over $3.7 billion in committed capital. The Athyrium team has substantial investment experience across a wide range of asset classes including public equity, private equity, fixed income, royalties, and other structured securities. Athyrium invests across all healthcare verticals including biopharma, medical devices and products, healthcare focused services, and healthcare information technology. The team partners with management teams to implement creative financing solutions to companies’ capital needs. For more information, please visit www.athyrium.com.

Kala’s Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties, including statements regarding INVELTYS for the treatment of inflammation and pain following ocular surgery and the Company’s lead product candidate KPI-121 0.25% for the temporary relief of the signs and symptoms of dry eye disease, the commercial potential for INVELTYS and KPI-121 0.25%, the Company’s expectations regarding the proceeds from its debt facility, the Company’s ability to access the second tranche under the debt facility. All statements, other than statements of historical facts, contained in this Current Report, including statements regarding the Company’s strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of various risks and uncertainties, including but not limited to:  whether the Company will be able to successfully implement its commercialization plans for INVELTYS; whether the market opportunity for INVELTYS is consistent with the Company’s expectations and market research; data from the Company’s Phase 3 clinical trials of KPI-121 0.25% will warrant submission and filing of an NDA on the timeline expected, or at all; whether any additional clinical trials will be initiated or required for KPI-121 0.25% prior to submission or filing of an NDA, or at all, and whether any such NDA will be accepted for filing and/or approved; the Company’s ability to build a specialty sales force and prepare for commercial launch of INVELTYS on the timeline expected, or at all; whether the Company’s cash resources will be sufficient to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements for the Company’s expected timeline; other matters that could affect the availability or commercial potential of INVELTYS and the Company’s product candidates; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, discussed in the “Risk Factors” section of the Company’s most recently filed Quarterly Report on Form 10-Q and other filings the Company makes with the Securities and Exchange Commission. These forward-looking statements represent the Company’s views as of the date of this release and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Michael Schaffzin

michael@sternir.com

212-362-1200

Media Contact

Kari Watson

kwatson@macbiocom.com

781-235-3060